Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE January 16, 2025

McGrath Appoints Philip B. Hawkins to Chief Operating Officer

Livermore, Calif – January 16, 2025 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, a leading business-to-business rental company in North America, today announced the appointment of Philip B. Hawkins to Chief Operating Officer (COO).

Joe Hanna, CEO stated, “I am very pleased to announce the promotion of Phil Hawkins to the position of Chief Operating Officer (COO). In this role, Phil will continue to oversee our Mobile Modular businesses while expanding his attention to increased operational leadership responsibilities across McGrath.”

“McGrath is fortunate to have Phil as a key leader with deep industry knowledge. Phil has taken on increased responsibilities and continuously delivered results for over 20 years with McGrath and especially over the last 15 years in leading our Mobile Modular division, which has been our strategic focus. He has a proven track record and knows our company well. I am very confident he will be a great COO and partner with me, our executive team, and both internal and external stakeholders to help deliver our next phase of growth for McGrath.”

Previously, Mr. Hawkins was Senior Vice President and Division Manager, Mobile Modular, also overseeing Enviroplex, Inc. and Kitchens to Go by Mobile Modular; prior to which he served as Vice President and Division Manager of Mobile Modular from 2011 through 2021. He also served as Vice President and Division Manager of TRS-RenTelco from 2007 to 2011, and Manager, Corporate Financial Planning and Analysis from 2004 to 2007. Prior to that, he was a Senior Business Analyst for Technology Rentals and Services (TRS), an electronics equipment rental division of CIT Technologies Corporation, from December 2003 until TRS was acquired by the Company in June 2004. Before that, he served as Director of Portfolio Management and held other leadership roles with Dell Financial Services. Mr. Hawkins received B.S. degrees in Accounting, Finance and Computer Information Systems from Arizona State University.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

McGrath is headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward-looking statements, including prospects for the Company’s next phase of growth and the strategic focus on Mobile Modular division. These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology. These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: health of the education and commercial markets in our modular building division; any adverse impact of the termination of the merger with WillScot Mobile Mini; competition within the modular business; the activity levels in the semiconductor and general purpose and communications test equipment markets at TRS-RenTelco; the activity levels in commercial construction projects and impact on Portable Storage segment; continued execution of our strategic performance improvement initiatives; our ability to successfully increase prices to offset cost increases; and our ability to effectively manage our rental assets, as well as the other factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof. Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

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